EXHIBIT 10.7(b)

AMENDMENT

TO THE

MAIDENFORM BRANDS, INC.

2004 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

WHEREAS, Maidenform Brands, Inc. (the “Corporation”) maintains the Maidenform Brands, Inc. 2004 Stock Option Plan for Non-Employee Directors (the “Plan”);

WHEREAS, pursuant to Section 18 of the Plan, the Board of Directors of the Corporation (the “Board”) reserved the right to amend the Plan; and

WHEREAS, the Board desires to amend the Plan.

NOW, THEREFORE, the Plan is amended, effective as of the dates set forth below, as follows:

1.                                       Effective upon stockholder approval of the Corporation’s 2005 Stock Incentive Plan, Section 2 of the Plan is amended by adding the following new sentence to the end thereof:

“Notwithstanding the foregoing, effective upon stockholder approval of the Corporation’s 2005 Stock Incentive Plan, no shares of Common Stock shall be available for issuance under this Plan or be subject to Options, provided, however, the Board may, in its sole discretion, modify outstanding Options in accordance with the terms of the Plan (including, without limitation, to comply with Section 409A of the Code).”

2.                                       Effective as of June 1, 2005, subject to stockholder approval, Section 4 of the Plan is amended by adding the following new sentence to the end thereof:

“The Board may, in its sole discretion, modify the exercise price under any Option, provided, however, no action taken by the Board shall adversely affect in any respect the rights granted to any Participant under any outstanding Option without the Participant’s written consent.”

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed this 6th day of July, 2005.

MAIDENFORM BRANDS, INC.

By:	/s/ Thomas J. Ward
Thomas J. Ward
Title: Chief Executive Officer